EMPLOYMENT AGREEMENT


  AGREEMENT dated as of December 1, 1995, between ENERGYNORTH,
INC., a New Hampshire corporation (the "Company") and MICHAEL J.
MANCINI, JR., residing in Litchfield, New Hampshire (the
"Executive').

  WHEREAS, the Executive has been employed by the Company or its subsidiaries in various executive positions and has performed valuable services to the Company; and

  WHEREAS, the Executive is willing to continue in the employ of the Company, and the Company desires to retain the services of the Executive;

  NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the Executive and the Company herein contained, the parties hereto agree as follows:

  1.  Employment.

  The Company agrees to employ the Executive and may assign the Executive to work for it and for any subsidiary or affiliated company, and the Executive agrees to perform the duties assigned to him upon the terms and conditions herein provided.

  2.  Position and Responsibilities.

  The Company shall employ the Executive and the Executive agrees to serve, as Senior Vice President Officer or any other office to which he is elected for the term and on the conditions hereinafter set forth. The Executive agrees to perform such services not inconsistent with his position as shall be assigned to him by the Board of Directors of the Company ("Board'). If elected, the Executive shall also serve as an officer of any of the Company's subsidiary or affiliated corporations.

  3.  Term of Agreement and Duties.

     (a) Term of Employment. The period of the Executive's employment under this Agreement shall be deemed to have commenced as of the date first mentioned above and shall continue for a period of at least twenty-four (24) full calendar months thereafter, subject to renewal in accordance with Section 3(b) below.

     (b) One-Year Evergreen Provision. This Agreement shall be reviewed annually by the Board at its meeting held for the review of compensation and in all events prior to December 1 of each year. At such yearly review, the Board shall consider whether or not to extend the term of this Agreement for an additional year. Unless the Board affirmatively votes not to extend this Agreement, the term of employment and the termination of this Agreement shall be extended for a period of one year from the previous termination date. In the event the Board votes not to extend this Agreement, the termination date of this Agreement shall be the later of the expiration of twenty-four (24) months from the effective date of this Agreement or twenty-four months (24) from December 1st of the year in which this Agreement was last extended.

     (c) Duties. During such period of his employment hereunder, except for illness, vacation periods, and reasonable leaves of absence, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties. With the approval of the Board, however, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, when, in the Board's judgment, that service will not conflict with the interests of the Company or any of its subsidiaries or affiliates or divisions or materially affect the performance of the Executive's duties pursuant to this Agreement.

  4.  Compensation.

  For all services to be rendered by the Executive in any capacity during the period of his employment under this Agreement, including, without limitation, services as an executive, officer, director, or member of any committee of the Company or of any subsidiary, affiliate or division thereof, the Company will pay or cause to be paid to the Executive and will provide or cause to be provided to the Executive the following:

     (a) Salary. The Executive shall be compensated by the Company for his services in such capacities at the aggregate base salary rate of one hundred seventeen thousand five hundred dollars ($117,500) per year or such higher rate as the Board may, in its discretion, determine, payable in equal installments no less frequently than monthly. In addition, the Executive shall be compensated by the Company crediting to his Deferred Compensation Account, maintained in accordance with the Deferred Compensation Agreement between the Executive and the Company dated November 30, 1993, as amended or replaced, such amount as the Board may, in its discretion, determine, payable in equal installments no less frequently than monthly.

     (b) Incentive Compensation. The Executive shall be entitled to participate in any existing or future incentive compensation, stock option, stock purchase or other bonus plans covering the employees of the Company (or any subsidiary or affiliate) on the same basis as other officers; and where applicable, in any such plans of any subsidiary, affiliate or division thereof from which he receives compensation.

     (c) Deferred Compensation. The Executive shall have the right to defer what would otherwise be current compensation in accordance with a Deferred Compensation Agreement entered into between the Executive and the Company effective as of November 30, 1993, as amended or replaced. The Executive, may, in addition, be compensated by the Company crediting amounts to his Deferred Compensation Account, maintained in accordance with such Deferred Compensation Agreement, as such intervals during each year as the Company may determine.

     (d) Automobile. The Company shall provide to the Executive an automobile for his exclusive use on the same basis as other officers and in any event on a basis no less favorable than that enjoyed by him at the date of this Agreement.

     (e) Vacations. The Executive shall be entitled to vacation pursuant to that policy applicable to other employees of similar rank and stature at the Company.

  5. Expenses.

  The Company (or its subsidiaries or affiliates, as the case may be) shall reimburse the Executive for all reasonable expenses, including travel, and other disbursements incurred by him for or on behalf of the Company (or its subsidiaries or affiliates) in the performance of his duties hereunder consistent with the current reimbursement policies of the Company, but in no event less favorable than the reimbursement policies in existence on the effective date of this Agreement.

  6. Participation in Benefit and Incentive Plans.

  The Executive shall participate in any retirement, pension, group life, health or accident insurance, stock option, stock purchase, restricted stock, bonus or any other employee benefit or incentive plans generally available to the executives and employees of the Company (or any subsidiary or affiliate), whether now in force or hereafter adopted, in accordance with their terms. In the event the Executive is employed by the Company pursuant to this Agreement and elects to retire under the provisions of the EnergyNorth, Inc. Retirement Plan for Salaried Employees ("Pension Plan"), the Executive shall be entitled to the same post-retirement medical, life and other applicable benefits that other officer level executives at the Company receive upon retirement in accordance with the Company's then existing policies. Further, the Executive shall be entitled to receive post-retirement medical, life and other applicable benefits that other officer level executives at the Company receive upon retirement in accordance with the Company's then existing policies and at the time the Executive elects to retire under the provisions of the Pension Plan if within two years after a Change of Control of the Company, the Executive is discharged without Cause or resigns for Good Reason as each of those terms is defined in the Management Continuity Agreement ("MCA") between the Executive and the Company, dated as of December 7, 1995 as amended.

  7. Termination of Employment.

     (a) Discharge for Cause. Notwithstanding any of the foregoing provisions of this Agreement, the Executive may, at any time during the term of this Agreement, be discharged by the Board for Cause. For the purposes of this Section 7 cause shall mean: conviction of a felony or crime involving an act of moral turpitude, dishonesty, or misfeasance which substantially interferes with the orderly business of the Company or any of its subsidiaries, action that directly or indirectly causes the Company or its subsidiaries to suffer substantial loss or damage, refusal to follow or material neglect of reasonable requests of the Company made pursuant to this Agreement, and conduct that substantially interferes with or damages the standing or reputation of the Company or any of its subsidiaries. In the event of termination of employment for Cause, this Agreement and all of the rights and obligations of the parties hereto shall forthwith terminate, except where this Agreement expressly provides that any provisions survive termination of this Agreement.

     (b) Termination by the Company. If the Company terminates the Executive prior to termination of this Agreement (except for Cause), the Company shall pay semi-monthly to the Executive, or if he is not living, to his estate or to his beneficiary designated hereunder, as the case may be, as severance pay and as liquidated damages an amount equal to the average monthly rate of salary paid and accrued plus one-twenty-fourth (1/24) of the previous three years' annual average total incentive compensation award earned under the EnergyNorth, Inc. Key Employee Performance and Equity Incentive Plan to the Executive, including any amounts the Executive has elected to defer, during the 12 months immediately prior to his termination of employment. Such payments shall commence on the last day of the month following the date of his termination of employment and shall continue through the end of the term of this Agreement. The Executive shall continue to receive medical, dental, vision and life insurance benefits paid by the Company which shall continue through the end of the term of this Agreement and at the time the Executive elects to retire under the provisions of the Pension Plan, the Executive shall receive post-retirement medical benefits in accordance with the Company's then existing policies.

  The Executive shall be required to mitigate his damages by attempting to secure comparable employment, and if he does accept other employment, any benefits or payments received pursuant to this Section 7 shall be reduced by any compensation earned and/or the value of other benefits received (other than qualified pension benefit plans) as a result of such employment.

  In addition to the severance payment described in the first paragraph of this Section 7(b), if the Company terminates the Executive prior to the termination of this Agreement (except for Cause), the Company shall pay to the Executive in one payment, within ten days of the Date of Termination (as defined below), an amount of cash equal to the product of (1) the number of shares of Company Common Stock forfeited by the Executive pursuant to Section
9.1 of the EnergyNorth, Inc. Key Employee Performance and Equity Incentive Plan and (2) the average closing prices of Company Common Stock on the New York Stock Exchange on the five trading days ending on the Date of Termination (as defined below).

  If the Company terminates the Executive prior to the termination of this Agreement, the Company's obligations to the Executive shall be limited to those specified in this Section 7(b). It is understood that the Company shall not be under any obligation to make payments pursuant to this Section 7(b) upon any termination of employment which gives rise to payments under the MCA.

     (c) Executive Default or Death. If the Executive defaults hereunder, or is unwilling to perform services hereunder, or dies while employed, the Company shall have no further obligation hereunder to make payments to the Executive beyond the Date of Termination (as defined below) of employment.

     (d)  Disability.

       (i) In the event that the Executive, because of accident, disability or physical or mental illness, is incapable of performing the essential functions of the job with or without reasonable accommodation, the Company shall have the right to terminate the Executive's employment under this agreement upon thirty (30) days' written notice to the Executive. In the event of such determination, the Company shall make semi-monthly payments to the Executive in an amount equal to the monthly rate of salary paid and accrued to the Executive in the most recent month in which he was paid prior to the determination of his disability plus one-twenty-fourth (1/24) of the previous three years' annual average total incentive compensation award earned under the EnergyNorth, Inc. Key Employee Performance and Equity Incentive Plan, reduced by the amount of monthly payments made under any long-term disability insurance or plan, if any. Such semi-monthly payments shall continue for the number of months remaining in the term of the agreement following the date of his disability. In addition, if the Executive becomes disabled and the Executive has twenty (20) years or more of service at the time of disability, the Company will continue to provide the same medical, dental and life insurance benefits as provided to other active employees until such time as the Executive elects to retire under the provisions of the Pension Plan. Disability for purposes of this section shall have the same meaning as provided under any long-term disability policy of the Company which covers the Executive, or, if none, as defined in the EnergyNorth, Inc. Retirement Plan for Salaried Employees.

       (ii) Prior to a determination of disability as provided in Subsection (i) of this Section 7(d), if the Executive fails to perform under this contract due to mental or physical illness, the period of such failure to perform prior to such determination of disability but subsequent to any accrued sick days, vacation days and reasonable leaves of absence shall be considered paid leave, and the Company shall continue to make salary payments to the Executive for the duration of such paid leave. Any period during which the Executive is receiving benefits under any long-term disability plan of the Company shall be considered unpaid leave.

     (e) Notice of Termination. Any termination by the Company for Cause (as such term is defined in Section 7(a) hereunder), shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15. For purposes of this Agreement, a "Notice of Termination" means a written notice which

       (i) indicates the specific termination provision in this Agreement relied upon,

       (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and

       (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

     (f)  Date of Termination.  "Date of Termination" means

       (i) if the Executive's employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

       (ii) if the Executive's employment is terminated by the Company other than for Cause, death or disability pursuant to
Section 7 (d), the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and

       (iii) if the Executive's employment is terminated by reason of death or disability pursuant to Section 7 (d), the Date of Termination shall be the date of death of the Executive or the date the Executive is determined to be incapable of performance in accordance with Section 7(d) of this Agreement, as the case may be.

     (g) Nothing under this Agreement shall affect the Executive's right to receive payments under his Deferred Compensation
Agreement.

  8. Executive's Obligations.

     (a) Non-Competition. While receiving payments from the Company under this Agreement or under the MCA, and for a period of twelve months thereafter, the Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business (other than the businesses of the Company) which is in direct competition with the business conducted by the Company or any of its subsidiaries, in any geographic area where such business is being conducted during such period. Nothing in this Section 8, however, shall restrict the right of the Executive to own, whether for himself or as a fiduciary, not more than 1% of the equity securities of a company any of the securities of which are registered under Sections 11(b) or 11(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Non-Disclosure. During the term of this Agreement and thereafter, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose or use (except in the course of his employment hereunder and in furtherance of the business of the Company or any subsidiaries or affiliates thereof) any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates thereof, including, without limitation, customer lists, cost information or pricing information.

     (c) Solicitation for Employment. While he is receiving payments from the Company under this Agreement or under the MCA, and for a period of six months thereafter, the Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person employed at the time by the Company or any of its subsidiaries for the purpose of competing with the Company in such manner as is described in Subsection (a) of this Section 8.

  9. Successor.

  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no successor had taken place. As used in this Agreement, "Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

  10.  Entire Agreement.

  This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof. This Agreement shall supersede the agreement between the Company and the Executive dated as of December 1, 1988 (the "Prior Agreement") in all respects, unless this Agreement is held invalid or unenforceable by a court of competent jurisdiction, in which case the Prior Agreement shall remain, and shall be deemed to have remained at all times, in full force and effect.

  11.  Arbitration.

  Any dispute or controversy between the parties relating to this Agreement shall be settled by binding arbitration in the City of Manchester, State of New Hampshire, pursuant to the governing rules of the American Arbitration Association and shall be subject to the provisions of New Hampshire Revised Statutes Annotated Chapter 542. Judgment upon the award may be entered in any court of competent jurisdiction.

  12.  Assignability.

  This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to any subsidiary or affiliate) or by the Executive.

  13.  Withholding.

  The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be permitted to be withheld pursuant to any applicable law or regulation. The Company may withhold such other amounts as may be permitted by law.

  14.  Amendment; Waiver.

  This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

  15.  Notices.

  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Executive:

                    Michael J. Mancini, Jr.
                    11 Cranberry Lane
                    Litchfield, NH  03051


                    If to the Company:

                    Robert R. Giordano
                    President and CEO
                    EnergyNorth, Inc.
                    1260 Elm Street
                    P.O. Box 329
                    Manchester, NH  03105

                    Copy:
                    Richard Samuels, Esquire
                    McLane, Graf, Raulerson & Middleton
                    900 Elm Street
                    P.O. Box 326
                    Manchester, NH  03105

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

  16.  Validity.

  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision. If any provision of this Agreement, or portion thereof is so broad, in scope or duration, as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

  17.  Beneficiary.

  The Executive hereby designates as his beneficiary under this Agreement Michael J. Mancini, Sr., provided that the Executive may change his beneficiary, or provide for alternate beneficiaries, at any time by notifying the Company in writing of such change, and no consent shall be required from the beneficiary or from the Company.

  18.  Independent Covenants.

  The obligations of the Executive set forth in paragraph 8 represent independent covenants by which the Executive is and will remain bound notwithstanding any breach by the Company, and shall survive the termination of this Agreement.

  19.  Applicable Law.

  This Agreement shall be governed by and construed in accordance with the substantive internal law and not the conflict of law provisions of the State of New Hampshire.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first mentioned above.

                                   ENERGYNORTH, INC.


                                   BY:  Robert R. Giordano
                                        ------------------
                                        Robert R. Giordano
                                        President & CEO



                                        Michael J. Mancini, Jr.
                                        -----------------------
                                        Michael J. Mancini, Jr.